LIMITED POWER OF ATTORNEY

        Know all by these presents, that the undersigned, that the undersigned hereby appoints each of Russell Solt and Pamela Fields to be the undersigned's true and lawful attorney-in-fact, for the undersigned, and in his or her name, place and stead to:

       (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of WEST MARINE, INC. (the "Company"), Form 144 and Forms 3, 4, and 5 and such other forms (including amendments thereto) as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations under the 1933 Act and the 1934 Act or any successor laws and regulations;

        (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 144 or Forms 3, 4, or 5, or such other forms described above, and timely file such forms with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

        (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned agrees that each attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and the attorneys-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to the Company or the attorneys-in-fact for purpose of executing, acknowledging, delivering or filing Form 144 or Forms 3, 4, or 5 (including amendments thereto) and agrees to reimburse the Company and the attorneys-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action. The undersigned also acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with the 1933 Act or Section 16 of the 1934 Act.

        The undersigned hereby grants to each attorney-in-fact full power of substitution or revocation. The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein. The undersigned agrees and represents to those dealing with its attorneys-in-fact herein that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice to such attorney-in-fact, delivered by registered mail or certified mail, return receipt requested.





    WITNESS THE EXECUTION HEREOF, this 13th day of February, 2003

                                       /s/ Bruce Edwards
                                       -----------------------------
                                        Signature

                                        Bruce Edwards
                                       -----------------------------
                                        Print Name


STATE OF California
COUNTY OF Santa Cruz

Notary Public /s/ Sharon P. Gall
             -----------------------------

My Commission expires 5/21/06
                     ---------------------

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